Exhibit 99.1

BUNKER HILL MINING ANNOUNCES FILING OF PFS TECHNICAL REPORT

TORONTO, October 18, 2022 – Bunker Hill Mining Corp. (the “Company”) (CSE: BNKR) is pleased to announce filing of an independent Preliminary Feasibility Study (“PFS”) for the Bunker Hill Mine in the Silver Valley region of Idaho, USA.

The report, dated September 30, 2022 and entitled, “Technical Report and Pre-Feasibility Study for Underground Mining, Milling and Concentration of Lead, Silver and Zinc at the Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA” was prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).

Bunker Hill’s news release dated September 6, 2022 summarizes key results, assumptions and estimates contained in the PFS. The Company is pleased to report there are no material differences between the key results, assumptions and estimates contained in the PFS and this news release.

The PFS is available on the Company’s website at www.bunkerhillmining.com and has been filed on SEDAR under the Company’s issuer profile at www.sedar.com.

NEW PAYMENT BOND

The Company reports that it has been successful in securing a new payment bond to secure a portion of its cost recovery obligations to the US Environmental Protection Agency (the “US EPA”), resulting in a $3,000,000 improvement in liquidity. As reported in the Company’s financial statements for the period ending June 30, 2022, the Company held restricted cash of $9,476,000 as of June 30, 2022 which included $7,001,000 as collateral for a letter of credit to the US EPA. This letter of credit has been reduced to $2,000,001 as a result of a new $5,000,000 payment bond obtained through an insurance company. The collateral for the new payment bond is comprised of a $2,000,000 letter of credit and land pledged by third parties, with whom the company has entered into a financing cooperation agreement that contemplates a monthly fee of $20,000 (payable in cash or common shares of the Company, at the Company’s election).

The new payment bond is scheduled to increase to $7,001,000 (from $5,000,000) upon the advance of the multi-metals Stream from Sprott Private Resource Streaming & Royalty Corp. (see the Company’s news release of December 20, 2021 for further detail), which would result in a further $2,001,000 improvement in liquidity for the Company from the release of restricted cash.

WATER MANAGEMENT SERVICES

The Company is also pleased to report that it has awarded a new water management consulting services contract to MineWater LLC (“MineWater”) for strategic environmental support at the Bunker Hill Mine through September 30, 2023. Among other accomplishments to date, MineWater successfully commissioned and executed a pilot water treatment study through 2021 and 2022 that demonstrated an ability of the Bunker Hill Mine to meet water discharge standards with an in-mine water treatment system. MineWater has been awarded 6 US patents for environmental technologies to address in situ metals immobilization in underground mines, pit lakes and groundwater impacted by mining; using these patents and other technologies, MineWater solves water issues related to mine sites, particularly arising from the mobility of dissolved heavy metals. Pursuant to the contract, the Company agreed to pay MineWater $60,000 in cash and issue 1,599,150 Restricted Share Units, which will vest immediately to common shares of the Company that will be subject to customary resale restrictions in Canada and the United States.

QUALIFIED PERSON

Mr. Scott E. Wilson, CPG, President of RDA and a consultant to the Company, is an independent “qualified person” as defined by NI 43-101 and is acting as the qualified person for the Company. He has reviewed and approved the technical information summarized in this news release.

The qualified persons have verified the information disclosed herein, including the sampling, preparation, security and analytical procedures underlying such information, and are not aware of any significant risks and uncertainties that could be expected to affect the reliability or confidence in the information discussed herein.

ABOUT BUNKER HILL MINING CORP.

Under new Idaho-based leadership the Bunker Hill Mining Corp, intends to sustainably restart and develop the Bunker Hill Mine as the first step in consolidating a portfolio of North American precious-metal assets with a focus on silver. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

David Wiens, CFA

CFO & Corporate Secretary

+1 208 370 3665

ir@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information.

Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities, capital market conditions, restriction on labour and international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been disclosed in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian disclosure standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”), and resource and reserve information contained in this press release may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for disclosure of “reserves” are also not the same as those of the SEC, and reserves disclosed by the Company in accordance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits contained in our website may not be comparable with information made public by companies that report in accordance with U.S. standards.